                                                                     Exhibit 11


          Exhibit 11 - Statement Re: Computation of Earnings Per Share




                                       1992       1993       1994       1995       1996
                                       ----       ----       ----       ----       ----
PRIMARY
  Weighted average number of
    shares of Common Stock
    outstanding                       6,097      6,109      6,129      6,154      6,242

  Net effect of dilutive
    stock options - based on
    the treasury stock method
    using average market price          102        102         71        102        120
                                     ------     ------     ------     ------     ------

      TOTAL                           6,199      6,211      6,200      6,256      6,362
                                     ======     ======     ======     ======     ======

  Net income                         $4,891     $4,270     $5,703     $8,980     $9,653
                                     ======     ======     ======     ======     ======

  Per share amount                    $0.80      $0.69      $0.92      $1.44      $1.52
                                     ======     ======     ======     ======     ======

FULLY DILUTED
  Weighted average number of
    shares of Common Stock
    outstanding                       6,097      6,109      6,129      6,154      6,242

  Net effect of dilutive
    stock options - based on
    the treasury stock method
    using greater of average
    market price or closing
    market price                        114        102         71        137        120
                                     ------     ------     ------     ------     ------

      TOTAL                           6,211      6,211      6,200      6,291      6,362
                                     ======     ======     ======     ======     ======

  Net income                         $4,891     $4,270     $5,703     $8,980     $9,653
                                     ======     ======     ======     ======     ======

  Per share amount                    $0.80      $0.69      $0.92      $1.43      $1.52
                                     ======     ======     ======     ======     ======
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The per share and share numbers have been adjusted to reflect the 100% share distribution paid on April 14, 1992. In thousands, except per share data.